Exhibit 99.1

NEWS RELEASE

Green Plains Announces Share Repurchase Program and Doubles Cash Dividend

OMAHA, NEB. (GLOBE NEWSWIRE) – August 14, 2014 – Green Plains Inc. (NASDAQ: GPRE) today announced that its Board of Directors has approved a share repurchase program of up to $100 million of the Company’s shares of common stock effective immediately. Under the share repurchase program, Green Plains may repurchase shares from time to time in open market transactions, privately negotiated transactions, accelerated share buyback programs, tender offers or by other means. The timing and amount of repurchase transactions will be determined by the Company’s management based on its evaluation of market conditions, share price, legal requirements and other factors. The program may be suspended, modified or discontinued at any time without prior notice.

The Board of Directors also declared a quarterly cash dividend of $0.08 per share on the Company’s common stock. The cash dividend announced represents a 100% increase from the previous quarterly cash dividend. The dividend will be payable on September 18, 2014 to shareholders of record as of the close of business August 28, 2014.

“The strong financial performance we have achieved allows us to enhance our capital allocation strategy with a share repurchase program and an increased dividend for our shareholders,” said Todd Becker, President and Chief Executive Officer. “We will also remain focused on growing long-term shareholder value through acquisitions and organic growth opportunities.”

About Green Plains Inc.

Green Plains Inc. (NASDAQ: GPRE) is a diversified commodity-processing business with operations related to ethanol production, corn oil production, grain handling and storage, cattle feedlot operations, and commodity marketing and distribution services. The Company processes over ten million tons of corn annually, producing over one billion gallons of ethanol, three million tons of livestock feed and 250 million pounds of industrial grade corn oil at full capacity. Green Plains also is a partner in a joint venture to commercialize advanced technologies for growing and harvesting algal biomass.

Safe Harbor

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such statements are identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “goal,” “intends,” “plans,” “potential,” “predicts,” “should,” “will,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Such statements are based on management’s current expectations and are subject to various factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such forward-looking statements. Green Plains may experience significant fluctuations in future operating results due to a number of economic conditions, including, but not limited to, competition in the cattle-feeding, ethanol and other industries in which the Company operates, commodity market risks including those that may result from current weather conditions, financial market risks, counter-party risks, risks associated with changes to federal policy or regulation, risks related to finding, closing and achieving anticipated results from acquisitions, risks associated with the joint venture to commercialize algae production and the growth potential of the algal biomass industry, and other risks detailed in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2013, and in the Company’s subsequent filings with the SEC. In addition, the Company is not obligated, and does not intend, to update any of its forward-looking statements at any time unless an update is required by applicable securities laws.

Contact: Jim Stark, Vice President—Investor and Media Relations, Green Plains Inc. (402) 884-8700

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